EXHIBIT 10 (C)
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                               SUBLEASE AGREEMENT
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       SUBLEASE AGREEMENT made and entered into as of this 29th day of December
1999 (the "Sublease Agreement"), by and between Spire Corporation, a Massachusetts corporation, with an address of One Patriots Park, Bedford, Massachusetts 01730-2396 (the "Lessor") and Methode Massachusetts, LLC, a Delaware limited liability company, with an address of 7444 West Wilson Avenue, Chicago, Illinois 60656-4549 (the "Tenant").

                              W I T N E S S E T H :
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       WHEREAS, Lessor holds approximately 72,244 square feet of leased space as tenant under a Sublease Agreement dated as of November 25, 1985 (the "1985 Sublease") with Millipore Corporation ("Lessor's Landlord"), relating to certain real estate hereinafter described; and

       WHEREAS, Lessor is authorized by the 1985 Sublease to sublease less than a substantial portion of such leased space without the consent of Lessor's Landlord in certain circumstances; and

       WHEREAS, Lessor and Tenant desire to enter into a sublease for less than a substantial portion of such leased space;


       1.  Sublease of Space.

           (a) Subject to all of the provisions herein contained, and in consideration of the Rentals to be paid to Lessor by Tenant, and the other covenants and agreements to be kept and performed by Tenant hereunder, as hereinafter set forth, Lessor hereby leases to Tenant, and Tenant hereby leases from Lessor, approximately 21,275 square feet (the "Leased Space") of the premises situated in Bedford, Middlesex County, Massachusetts, located on the Westerly side of Wiggins Avenue, known as Patriots Park, and bounded and described in Exhibit A hereto (the "Premises"). The Leased Space is that portion of the building located on the Premises as indicated on Exhibit B hereto and includes Tenant's allocable portion of the shared common space as described on Exhibit B.

           (b) Tenant agrees that all of its rights under this Sublease are subject to the terms of the 1985 Sublease, which shall govern in the event of any conflict between the provisions hereof and the provisions of the 1985 Sublease. Tenant hereby assumes all of Lessor's obligations and burdens under the 1985 Sublease with respect to the Leased Space for the duration of the term hereof, as if all of such rights and obligations were set forth herein in their entirety. In the event of a default by the Lessor of its obligations under the 1985 Sublease, Lessor and Tenant hereby agree, for the benefit of the Lessor's Landlord, and upon written notice from the Lessor's Landlord, to make all payments of Rental hereunder directly to the Lessor's Landlord in accordance with instructions contained in such written notice.
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       2.  Term. The term of this Sublease Agreement shall be for a period beginning on the 30th day of December 1999 (the "Commencement Date") and, unless terminated as herein provided, continuing until expiration on November 30, 2005, subject to the extension option granted to Lessor. Lessor hereby agrees that it will provide appropriate notification to Lessor's Landlord for extension of the 1985 Sublease through November 30, 2005.

       3. Occupancy of Leased Space. The Leased Space is comprised of a portion of an existing building (the "Building") containing approximately 144,330 square feet, of which Lessor occupies 72,744 square feet.

       4. Rent. For the use and occupancy of the Leased Space, Tenant hereby covenants and agrees to pay to or for the account of Lessor as rental ("Rental") without deduction or offset (except as specifically set forth herein) the following amounts:

           (a) An annual fixed Rental calculated at the rate of $12.70 per square foot of the Leased Space, being Two Hundred Seventy Thousand One Hundred Eighty-eight and 69/100 Dollars ($270,188.69) per year (hereinafter the "Base Rental"), due and payable in advance in monthly installments of Twenty-two Thousand Five Hundred Fifteen and 72/100 Dollars ($22,515.72) at Lessor's business premises located at One Patriots Park, Bedford, Massachusetts, on the first day of each and every calendar month during the term of this Sublease Agreement; a prorated and proportional rent shall be due for any periods of less than a calendar month at the commencement and expiration of the lease term all without set off or deduction except as may be required by law in order to preserve any claim of Tenant thereto.

           (b) Tenant's share of all real estate taxes or taxes in the nature of real estate taxes, or taxes assessed in lieu of or in addition thereto (except income taxes of general application, inheritance estate or like taxes) including special and general assessments, however the same may be designated, levied or to be levied by any taxing authority upon the Premises throughout the entire term of this Sublease Agreement allocable to the Leased Space as determined in accordance with Section 20; the same shall be paid to Lessor upon demand at the time each bill for such taxes issues. If the first or last year of the term of this Sublease Agreement shall not be co-extensive with the tax year the amount of taxes payable by Tenant hereunder for such years shall be prorated in proportion to the period of effectiveness of the Sublease Agreement during such years. If requested by any first mortgagee of the Premises, Tenant agrees to make monthly deposits to Lessor on account of such taxes in an amount reasonably estimated to be sufficient to pay such taxes when they become due. In such event, Lessor shall provide Tenant with written statements setting forth the actual amounts of such taxes, and shall promptly reimburse Tenant for any overpayment.

           (c) The actual costs of all electricity, gas, fuel, water and sewage services used by Tenant.

           (d) Tenant's share of all other costs and expenses of every kind with respect to operation, maintenance and repair of the Premises, including internal and external common areas (excepting those not undertaken by Lessor pursuant to Section 8(c)) allocable to the Leased

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Space as determined in accordance with Section 20. Tenant shall have the right, upon reasonable notice and during normal business hours, to review Lessor's books and records pertaining to such costs and to be reimbursed for any overpayment.

       5. Cost of Living Adjustment. In the event that as of any anniversary of the Commencement Date (an "Anniversary Date") there shall have been an increase in the CPI over the last Anniversary Date, the fixed Rental payable pursuant to
Section 4(a) for the succeeding year shall be subject to adjustment as herein provided. The amount of such adjusted fixed Rental shall be equal to the sum of:
(i) the Base Rental; plus (ii) the Base Rental multiplied times the Adjustment Percentage. In no event shall the adjusted fixed Rental calculated hereunder be less than the Rental payable during the preceding year. As used herein: the term "Base Rental" shall mean an annual Rental of $270,188,69; the term "CPI" shall mean the Consumer Price Index for Urban Wage Earners and Clerical Workers for Boston, published by the United States Department of Labor, Bureau of Labor Statistics, using 1967 as base 100 (or any other index which supersedes such index); the term "Adjustment Percentage" shall mean the percentage derived from a ratio having as its denominator Y and as its numerator the difference between X and Y where X is the monthly index number last established under the CPI prior to the Anniversary Date in question and Y is the monthly index number last established under the CPI prior to the Commencement Date.

       6. Net Lease. It is the intention of the parties hereto that this is a net lease and that all costs of ownership, maintenance and use of the Leased Space shall be paid by Tenant in addition to the fixed rent specified above and other sums payable by Tenant hereunder (each of which shall be treated as additional Rental, for non-payment of which Lessor shall have all rights which Lessor would have for non-payment of fixed rent hereunder, provided, however, that Lessor has not assumed responsibility for and Tenant shall in turn not be responsible for maintenance and repair of structural portions of the Building in accordance with Section 8(c) hereof. Tenant shall pay to or on behalf of Lessor, through the term of this Sublease Agreement the Rental, free of any charges, assessments, impositions or deductions of any kind, all of which Tenant shall pay or discharge, without abatement, deduction or set off (except as specifically set forth herein), and Lessor shall not be required to make any payment of any kind whatsoever hereunder (whether due to circumstances now existing or beyond present contemplation of the parties), except as herein otherwise set forth. No amendment of any overlease shall effect an amendment to this Sublease Agreement without Tenant's consent. The rights of the parties in the event of a casualty to the Leased Space shall be governed by Section 15 hereto.


       7.  Tenant's Covenants. Tenant further covenants and agrees as follows:

           (a) To maintain the Leased Space including the doors and windows thereof in good repair, condition and order in accordance with good maintenance practices, and to yield peaceable possession to Lessor of the Leased Space at termination or expiration of this Sublease Agreement free of all tenants and occupants in as good repair and condition as at occupancy by Tenant or may be put thereafter except for ordinary wear and tear, obsolescence, and damage caused by fire (unless caused by Tenant's negligence or default and not insured against or required to be insured against hereunder) or the elements.

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           (b) To comply fully with any applicable statutes, ordinances, and lawful regulations, rules or orders pertaining to the Leased Space, and to the activities conducted thereon, to comply with all applicable rules or conditions reasonably imposed with respect to the Leased Space by any insurance carrier, and to prevent the existence of any nuisance, or the violation of any statute, ordinance or valid rule, order or regulation with respect thereto and to save Lessor harmless from any failure to do so.


           (c) To keep the Leased Space insured to the extent of building replacement costs, against loss or damage by fire, windstorm, hail, explosion and the other risks included in extended coverage policies from time to time, subject, however to a "deductible" clause in the amount of $50,000 or such other amount as Tenant shall reasonably request and Lessor shall approve, which approval shall not be unreasonably withheld or delayed; all of such policies shall name as insured the owner ("Owner", being Roger G. Little, Trustee of SPI-Trust, as of the date of this Sublease Agreement), any first mortgagee of the Premises, Lessor's Landlord, Lessor and Tenant, as their respective interests may appear and shall provide that they may not be canceled without at least fifteen (15) days' prior written notice to Lessor, provided that such additional notice does not result in the imposition of additional premiums or charges by such insurer. Tenant agrees to furnish Lessor with a certificate by the insurer as to the existence thereof together with a copy of such policy. In lieu of such insurance coverage Tenant may pay Lessor as additional Rental a share of Lessor's insurance costs under its extended coverage policies covering the Premises allocable to the Leased Space as determined in accordance with
Section 20 plus the amount of any special or additional premiums required by virtue of the nature of the business conducted by Tenant in the Leased Space.

           (d) To the fullest extent permitted by law, to indemnify Lessor fully against and to save Lessor harmless from loss, liability, costs, expenses, attorney's fees and court costs, arising directly or indirectly from any claim or lawsuit by any person, firm, corporation, association or governmental agency or authority whomsoever, including (but not limited to) Tenant's officers, agents, employees or invitees, for damages assertedly sustained to person or property by reason of any activity conducted by Tenant upon the Leased Space, or of any breach by Tenant, its officers, agents, employees, or invitees of the terms, provisions and conditions of this Sublease Agreement or occurring upon the Leased Space or areas controlled by the Tenant by reason of the conduct of the Tenant, its officers, agents, employees, and invitees, regardless of the merit or lack of merit of any such claim or lawsuit, of fault or lack of fault on the part of Lessor and regardless of the amount of insurance carried; and further, to procure and keep in force, at Tenant's sole expense, public liability insurance covering the Premises, with minimum limits of at least $5,000,000.00 for the death of or bodily injury to any one person, and $5,000,000.00 for the death of or bodily injury to any number of persons resulting from the same event, and of $1,250,000.00 for property damage naming the Owner, any first mortgagee of the Premises, Lessor's Landlord, Lessor and Tenant as insureds, as their respective interests may appear, provided that if greater coverage limits are normally carried under similar circumstances, Tenant agrees to increase such coverage limits appropriately.

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           (e) To use its best efforts to prevent the filing or imposition of any lien of any kind whatsoever upon or against the Leased Space or the Premises based upon or arising out of Tenant's actions, except by Lessor or with Lessor's prior written consent and in the event of the filing or imposition of such lien, to discharge same or to obtain a surety bond sufficient to discharge same within 30 days following the date of any such filing or imposition.

           (f) To permit Lessor to enter the Leased Space during normal business hours and, subject to Tenant's reasonable security and confidentiality requirements, where such entry will not unreasonably disturb or interfere with Tenant's use of the Leased Space and the operation of Tenant's business, to examine, inspect, provide services or make repairs, replacements, changes or alterations as set out in this Sublease Agreement, and to take such steps as Lessor may reasonably deem necessary for the safety, improvement or preservation of the Leased Space. Lessor shall give reasonable notice to Tenant prior to any such entry, except in the case of an emergency, but no such entry shall constitute an eviction or entitle Tenant to any abatement of Rental.

           (g) In the event that Tenant shall fail to perform any act required by the foregoing covenants and such failure shall continue for a period of 30 days after notice thereof from Lessor, Lessor may (but shall not be obligated to do so) perform such act without waiving or releasing Tenant from any of its obligations with respect thereto. Landlord shall be entitled to recover from Tenant all sums paid or costs incurred in performing such acts on demand.

           (h) Tenant hereby agrees to make advance payment of the Rental specified in paragraphs 4(b), 4(c) and 4(d), calculated as herein provided, on the first day of every month without demand or invoice. The amount of such advance payment or Rental shall be calculated by taking one-twelfth (1/12) of the aggregate of the Rental due in accordance with paragraphs 4(b), 4(c) and 4(d) during the preceding calendar year. Within thirty (30) days following the end of each calendar quarter Lessor agrees to provide Tenant with a statement reconciling the advance payments received as provided herein against the actual amounts of such Rental for which Lessor was billed during such calendar quarter. In the event that such reconciliation statement shows that the advance payments made by Tenant hereunder exceed the amounts of such Rental for which Lessor was billed, then the amount of the advance payment of Rental due on the next succeeding monthly payment date shall be reduced by the amount of such excess. In the event that such reconciliation statement shows that the advance payments made by Tenant hereunder are less than the amounts of such Rental for which Lessor was billed, then Tenant shall promptly pay Lessor the amount of such shortfall.


       8. Lessor's Covenants. The Lessor hereby represents, warrants, covenants and agrees as follows:

           (a) That Lessor has full right and authority to lease the Leased Space and to carry out its obligations under this Sublease Agreement.

           (b) To the best of Lessor's knowledge, the Leased Space may be used for warehouse, office, research and development and manufacturing purposes under all applicable

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zoning, wetlands, conservation and other ordinances and regulations; Lessor knows of no reason why an occupancy permit will not be issued with respect to Tenant's use of the Leased Space.


           (c) Lessor's Landlord has agreed with the Owner pursuant to the overlease that the Owner will maintain all structural portions of the Premises including foundations, roofs, exterior walls, structural members and other supporting structures, provided that the Owner shall not be responsible (and Tenant shall be responsible) for repair of (i) leaks occurring by reason of roof penetrating structures installed or constructed by Tenant after the Commencement Date; and (ii) isolated minor leaks occurring in roofs to the Leased Space which are properly repaired by simple patching procedures (as opposed to a leak or series of leaks which properly require replacement or restoration of all or any portion of a roof), provided, further that the Owner and Lessor shall not be obligated to make any repairs required by reason of the negligence or default of Tenant, its officers, agents, employees, and invitees except to the extent that the Owner shall be insured against the same and receive the proceeds of such insurance and the Owner's mortgagees shall not retain the proceeds of such insurance.

           (d) To the best of Lessor's knowledge, the building on the Premises, of which the Leased Space forms a portion, is in compliance with all applicable federal, state and local laws, ordinances, rules and regulations.

           (e) To the best of Lessor's knowledge, such building is free of structural defects, and such building's systems, including but not limited to HVAC, electrical and plumbing, are in good working order.


       9.  Subletting.

           (a) Tenant shall not have the right to assign this Sublease Agreement or to sublet the whole or a portion of the Leased Space, whether voluntarily or by operation of law, or permit the use or occupancy of any of the Leased Space by anyone other than the Tenant or the Lessor's Landlord, without the prior written consents of Lessor and of Lessor's Landlord (which consent shall not be unreasonably withheld) and such restrictions shall be binding upon any assignee or subtenant to which Lessor and Lessor's Landlord have consented. In determining whether to grant such consents to Tenant, Lessor and Lessor's Landlord shall require that no such subtenant of Tenant shall be a direct or indirect competitor of Lessor or of Lessor's Landlord or otherwise be of an unsuitable or objectionable nature. Tenant shall be entitled to retain any premium over the Rental hereunder which it receives under any such sublease. In the event Tenant desires to sublet the Leased Space, or any portion thereof, or assign this Sublease Agreement, Tenant shall give notice thereof to Lessor and Lessor's Landlord within sixty (60) days prior to the proposed commencement date of such subletting or assignment, which notice shall set forth the name of the proposed subtenant or assignee, a detailed statement of the terms of any such sublease and copies of financial reports and other relevant financial information as to the proposed subtenant or assignee. Notwithstanding any permitted assignment or subletting, Tenant shall at all times remain directly, primarily and fully responsible for the payment of the rent herein specified and for compliance with all of its other obligations under the terms, provisions and covenants of this Sublease Agreement. Upon the occurrence of an "event of default" (as hereinafter defined), if

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the Leased Space or any part thereof is then assigned or sublet, Lessor, in addition to any other remedies herein provided by law, may, at its option, collect directly from such assignee or subtenant all rents due and becoming due to Tenant under such assignment or sublease and apply such rent against any sums due to Lessor from Tenant hereunder, and no such collection shall be construed to constitute a novation or a release of Tenant from the further performance of Tenant's obligations hereunder.

           (b) In addition to, but not in limitation of, Lessor's Landlord's and Lessor's right to approve any subtenant or assignee, in the event that Tenant desires to sublet the Leased Space, or any portion thereof, or assign this Sublease Agreement, Tenant shall give written notice thereof to Lessor and Lessor's Landlord, and Lessor's Landlord and Lessor shall have the right and option, in its sole discretion, to terminate this Sublease Agreement, or in the case of an actual or proposed subletting or assignment of less than the entire Leased Space, to recapture the portion of the Leased Space sublet, as of the date the proposed subletting or assignment is to be effective. The option shall be exercised, if at all, by Lessor or Lessor's Landlord giving Tenant written notice thereof within sixty (60) days following Lessor's receipt of Tenant's written notice as provided above. If this Sublease Agreement shall be terminated with respect to the entire Leased Space pursuant to this paragraph, the term of this Sublease Agreement shall end on the date stated in Tenant's notice as the effective date of the proposed sublease or assignment, as if that date had been originally fixed in this Sublease Agreement for the expiration of the term hereof. If Lessor recaptures under this paragraph only a portion of the Leased Space, the Rental during the unexpired term shall abate proportionately based on the rent contained in this Sublease Agreement as of the date immediately prior to such recapture. Tenant shall, at Tenant's own cost and expense, discharge and pay in full all expenses of such proposed or actual sublease or assignment (including legal and brokerage fees and the cost of preparing the Leased Space therefor). If Lessor or Lessor's Landlord does not exercise its option to recapture the Leased Space under this paragraph, then Tenant shall have the right to sublet the Leased Space, or any portion thereof, or assign this Sublease Agreement, subject to Section 9(a) above.

       10. Signs. Tenant shall be entitled to erect reasonable ground and building signs, subject to approval of Lessor, which shall not be unreasonably withheld. All signs installed by Tenant shall comply with all requirements of appropriate governmental authorities, and all necessary permits or licenses shall be obtained by Tenant. Tenant shall maintain all signs in good condition and repair at all times, and shall save Lessor harmless from injury to person or property, arising from the erection and maintenance of said signs. Upon vacating the Leased Space, Tenant shall remove all signs and repair all damage caused by such removal.

       11.  Alterations and Improvements by Tenant.

           (a) Tenant shall have the right during the continuance of this Sublease Agreement to make such alterations, changes and improvements to the Leased Space as may be proper and necessary for the conduct of Tenant's business and for the full beneficial use of the Leased Space. Tenant shall not make any structural change in the Leased Space without first having obtained Lessor's written consent thereto, without limitation Lessor may condition any such

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consent by reserving the right to require the Leased Space to be restored to the same condition they were in prior to the making of any such structural change. Tenant shall pay all costs and expenses of such alterations, changes, and improvements, shall make the same in a good and workmanlike manner, and in accordance with all applicable laws, codes, and building regulations, and shall, prior to the making of such alterations, changes, and improvements, assure
Lessor and the Owner, in form satisfactory to each of them, that payment for the same will be made by Tenant. Tenant hereby completely and fully indemnifies Lessor and the Owner against any mechanic's liens or other liens or claims in connection with the making of such alterations, changes, and improvements. Any liens arising out of such alterations, changes, and improvements shall be discharged of record by Tenant within thirty (30) days after the same have been filed. Tenant shall pay any and all taxes relating to its personal property, business, or improvements and alterations constructed as provided in this
Section 11.

           (b) Except as otherwise provided, all signs, furnishings, trade fixtures and other removable equipment installed in the Leased Space by Tenant and paid for by Tenant shall remain the property of Tenant and shall be removed by Tenant upon the termination of this Sublease Agreement provided that any of such as are affixed to the Leased Space and require severance shall be removed at Tenant's cost, and Tenant shall immediately repair any damage caused by such removal.

       12. Waiver of Subrogation. Each of Lessor and Tenant hereby releases the other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property caused by fire or any other perils insured or required to be insured against in policies of insurance covering such property, even if such loss or damage shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible; provided, however, that this release shall be applicable and in force and effect only to the extent that such release shall be lawful at that time and in any event only with respect to loss or damage occurring during such times as the releasor's policies shall contain a clause or endorsement to the effect that any such release shall not adversely affect or impair said policies or prejudice the right of the releasor to recover thereunder and then only to the extent of the insurance proceeds payable under such policies. Each of Lessor and Tenant agrees that it will request its insurance carriers to include in its policies such a clause or endorsement. If extra cost shall be charged therefor, each party shall advise the other thereof and of the amount of the extra cost, and the other party, at its election, may pay the same, but shall not be obligated to do so. If such other party fails to pay such extra cost, the release provisions of this paragraph shall be inoperative against such other party to the extent necessary to avoid invalidation of such releasor's insurance.

       13.  Subordination.

           (a) Tenant, upon demand by Lessor, agrees to give a waiver of priority of Tenant's lien arising by virtue of the within leasehold estate, thereby subordinating Tenant's lien in favor of any mortgage loan, any mortgage lien, or any refinancing or replacing of a mortgage loan that the Owner may determine necessary or desirable from time to time, which election may be changed from time to time. Tenant agrees to execute such instruments as may be required by any lending institution or prospective first mortgagee in order to effectuate such waiver of priority and subordination of Tenant's lien and such certificates as to the status of this Sublease Agreement and other matters as such mortgagees shall reasonably require. Tenant shall be bound by and observe all conditions of said mortgage which shall require the giving of reports and copies of notices to any such mortgagees, as well as those which afford such mortgagees the opportunity to cure any default of Lessor hereunder and, subject to paragraph (b) below, to take possession of the Leased Space without liability if any default of the Lessor occurring prior thereto cannot reasonably be cured by such mortgagee nor be subject to any offset or defenses on account thereof nor bound by any prepayment of rent beyond the then current period.

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           (b) Upon the request of Tenant, Lessor shall use its best efforts to cause the Owner to procure from any such lending institution or mortgagee an agreement in writing, which shall be delivered to Tenant, providing in substance that so long as Tenant shall faithfully discharge the obligations on its part to be kept and performed under the terms of this Sublease Agreement, Tenant's tenancy will not be disturbed nor this Sublease Agreement affected by any default under such mortgage, and Tenant agrees that this Sublease Agreement shall remain in full force and effect even though default in the mortgage may occur.

       14.  Limitation of Lessor Liability.

           (a) If Lessor shall fail to perform any covenant, term or condition of this Sublease Agreement upon Lessor's part to be performed and, as a consequence of such default, Tenant shall recover a money judgment against Lessor, such judgment shall be satisfied only out of the interest of Lessor in the Premises or, subject to the prior rights of any first mortgagee, future Rentals therefrom and Lessor shall not be liable for any deficiency. It is understood and agreed that in no event shall Tenant have any right to levy execution against any property of Lessor other than its interest in the Premises as hereinbefore expressly provided. Upon receipt of written notice to do so from any first mortgagee of the Premises, Tenant agrees to give written notice to such mortgagee in the event of any default hereunder by Lessor. Nothing herein contained shall be deemed to in any way limit or restrict Tenant's right to obtain specific performance or other injunctive or equitable relief with respect to the performance by Lessor of its covenant set forth in Section 19 hereof.

           (b) To the fullest extent permitted by law, Tenant hereby agrees that Lessor shall not be liable for any claim for damage to person or property sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in, about, or upon the Leased Space unless due to the fault or negligence of Lessor and Lessor's failure to make such repairs as it is obligated to make within a reasonable period after notice from Tenant of the need for such repairs. Said waiver shall include claims for unforeseen acts or events resulting in damage or injury to person or property sustained by Tenant or any person claiming through Tenant.

           (c) The conveyance or assignment of any overlease shall operate to release Lessor from liability, from and after the effective date thereof, upon all of the covenants, terms and conditions of this Sublease Agreement, express or implied, except as such may relate to the period prior to such effective date, and Tenant shall with respect to claims arising thereafter look solely to Lessor's successor in interest in and to this Sublease Agreement. This Sublease Agreement shall not be affected by any such sale; conveyance or assignment, and Tenant shall attorn to Lessor's successor in interest thereunder.

           (d) Lessor shall not be deemed to be in default of its obligations under this Sublease Agreement unless Lessor, Lessor's Landlord, the Owner or any mortgagee of which Tenant has been given notice shall have received notice thereof and such default shall continue uncured for a period of thirty (30) days following receipt of such notice. No performance by the Owner or any such mortgagee of Lessor's obligations or exercise of its rights, undertaken in a

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commercially reasonable manner, shall, in and of itself, subject the Owner or such mortgagee to any liability under this Lease Agreement.

        15.  Casualty to Leased Space.

           (a) If, during the term hereof, the Leased Space shall be destroyed or so damaged by fire or other casualty as to be unfit, in whole or in part, for occupancy and such destruction or damage can reasonably be repaired to substantially the same form and condition and with substantially the same materials as before such destruction or damage, within nine (9) months following the date thereof, then Tenant shall not be entitled to surrender possession of the Leased Space nor shall Tenant's liability to pay rent under this Sublease Agreement cease without the mutual consent of the parties hereto. In the event of any such destruction or injury, Lessor shall repair the same with all reasonable speed and shall complete such repairs within nine (9) months from the date of such damage or destruction. If during such period Tenant shall be deprived of the use of all or any portion of the Leased Space, a proportionate allowance shall be made to Tenant from the Rental corresponding to the time during which and to the portion of the Leased Space of which Tenant shall be so deprived.

           (b) If such destruction or injury cannot reasonably be repaired to such former condition within nine (9) months from the date of such damage or destruction, Lessor shall notify Tenant within sixty (60) days after the happening of such destruction or damage whether or not Lessor will repair or rebuild. If Lessor shall elect to repair or rebuild, Lessor shall specify the time within which such repairs or reconstruction will be completed, and Tenant shall have the option, exercisable within thirty (30) days after the receipt of such notice, to elect either to terminate this Lease Agreement and any further liability hereunder or to extend the term of the Lease Agreement (at the Rental in effect immediately preceding expiration of the normal term hereof) by a period of time equivalent to the time from the happening of such destruction or injury until the Leased Space is restored to such former condition. In the event Tenant elects to extend the term of the Sublease Agreement, Lessor shall restore the Leased Space to such former condition within the time specified in such notice, and Tenant shall not be liable to pay Rental for the period from the time of such destruction or injury until the Leased Space is so restored to such former condition.

           (c) In the event that Lessor does not elect to repair or rebuild the Leased Space pursuant to paragraph (b) above, then Tenant may at its option: (i) terminate this Sublease Agreement and any further liability hereunder; or (ii) continue this Sublease Agreement with the Rental adjusted to reflect the diminution in the value of the Leased Space effected by such destruction or damage, effective as of the date of such destruction or damage after such reconstruction. If Tenant determines to continue this Sublease Agreement pursuant to this paragraph (c) then Tenant shall be entitled, at its cost and expense, to repair or rebuild, provided, that if Tenant determines to so repair or rebuild Lessor agrees to assign to Tenant for such purpose any rights it may have in any insurance payable by reason of such destruction or damage to the Leased Space. Reconstruction shall be substantially equal in quality to the original construction of the building and shall, to the extent practical, be wholly consistent in design and materials therewith. It shall be undertaken only in full compliance with law after all permits and approvals have been obtained. It shall be further undertaken only after plans and specifications therefor have been approved by Lessor, which approval shall not be unreasonably withheld or delayed.

           (d) In the event of any such destruction or damage, Tenant shall be entitled to reduction or abatement of Rental only as provided in this Section 15; Tenant shall not be entitled to any reduction or abatement in Rental hereunder if any such damage or destruction is caused by an act or omission of Tenant, its officers, agents, employees or invitees except to the extent that Lessor shall be insured against same and receive the proceeds of such insurance. Lessor shall have no liability to Tenant by reason of any injury to or interference with Tenant's business or property arising from any such destruction or damage unless caused by an act or omission of Lessor. Lessor shall in no event be liable for any such injury or interference resulting from the making of any repairs to the Leased Space undertaken by Lessor in good faith.

       16.  Condemnation.

           (a) In the event that the entire of the Leased Space shall be taken by condemnation or right of eminent domain, this Sublease Agreement shall terminate as of the day possession shall be taken by the taking authority, and Lessor and Tenant shall be released from any further liability hereunder thereafter accruing.

           (b) In the event that only a portion of the Leased Space shall be taken by condemnation or right of eminent domain and the portion so taken renders the balance unsuitable for the purpose of this Sublease Agreement, the Tenant may, at its option, elect to terminate this Sublease Agreement effective as of the day possession shall be taken, provided thirty (30) days notice of such termination is given. If, in such case, this Sublease Agreement is not terminated, Lessor may, at its option restore the Leased Space with reasonable speed to an architectural unit as nearly like its condition prior to such taking as shall be practicable, and if during and/or after the work of restoration, Tenant is deprived of the use of all or a part of the Leased Space, an appropriate reduction of Rental, depending upon the time during which and the portion of said Leased Space of which Tenant is so deprived, shall be granted. In the event Lessor elects not to so restore the Leased Space, then Tenant may at its option: (i) terminate this Sublease Agreement and any further liability hereunder; or (ii) continue this Sublease Agreement with the Rental adjusted to appropriately reflect the diminution in value of the Leased Space effected by such taking, effective as of the date thereof. If Tenant elects to continue this Sublease Agreement then Tenant may, at its own cost and expense, so restore the Leased Space.

           (c) Tenant shall have no interest in any damages awarded in connection with the taking of the Premises or the Leased Space, whether allowed as compensation for diminution in value to the leasehold or to the fee of the Premises or the Leased Space. Notwithstanding the foregoing Tenant shall be entitled to make a separate claim for damage to merchandise and moveable trade fixtures, and removal, re-installation, and moving expenses, provided that it does not reduce the award payable to Lessor.

       17. Default. If: (i) there be default in payment of any Rental which shall continue for ten (10) days following receipt by Tenant of written notice thereof from Lessor; or (ii) there shall be default in any other of Tenant's obligations hereunder or if the Leased Space be abandoned or vacated by Tenant, and if such default or condition shall continue for thirty (30) days following receipt by Tenant of notice from Lessor to make good such default or correct such condition; or (iii) any proceedings under the present or any future Bankruptcy Act be instituted by or against Tenant, or any receiver or trustee be appointed for or ordered to dispose of Tenant's business or property, or if Tenant makes any assignment or conveyance for benefit of creditors and if any such proceeding instituted against Tenant shall not be dismissed within 20 days following the date of such institution; then, in such event Lessor shall have the right, immediately or at any time thereafter, to enter upon the Leased Space in the name of the whole and repossess the same as of its former estate and expel Tenant and all those claiming by, through or under it, and remove their goods and effects (forcibly if necessary) and store the same on behalf of Tenant without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used for arrears of rent or other default hereunder and upon entry as aforesaid this Sublease Agreement shall be terminated. Lessor, at its election, may effect such termination by written notice to Tenant to that effect, which shall have the same force as an entry for breach as provided in this Section. In case of such termination, Lessor shall become entitled to receive from Tenant, and Tenant shall pay to Lessor on demand, as initial liquidated damages, a sum equal to the amount by which the sum of the rent and other payments called for hereunder for the remainder of the term exceeds the fair rental value of the Leased Space for the remainder of the term. Further, Tenant shall, on demand of Lessor, from time to time indemnify Lessor against all loss of rent, other payments and damages, however caused, hereunder or under any overlease which it may incur by reason of such termination during the remainder of the term, first giving credit to any payments made by Tenant to Lessor on account of initial liquidated damages as aforesaid. In computing such damages there shall be added such reasonable expenses as Lessor may incur in connection with such termination and/or reletting, such as legal expenses, brokerage, expenses for keeping the Leased Space in good order and for preparing the same for reletting and expenses and/or decorations in the Leased Space as may be necessary for the purpose of reletting. Lessor shall also have the right to pursue such other rights and remedies as may be allowed at law or equity against Tenant, and any and all other parties who may be liable. All such remedies shall be cumulative. Provided, however, if any such default be under clause (ii) above and it would take more than thirty (30) days to cure the same, Lessor shall not forfeit the lease created hereby, enter upon the Leased Space or exercise any of the other remedies herein provided for such default if Tenant begins the cure thereof within such period and pursues same with reasonable due diligence to completion. Lessor agrees to use its best efforts to mitigate damages arising from any default by Tenant.

       18. Quiet Enjoyment. The Lessor covenants and agrees with Tenant that, as long as the Tenant keeps and performs all of the covenants and conditions to be performed by Tenant hereunder, during the term of this Sublease Agreement Tenant shall have quiet and undisturbed and continued possession of the Leased Space, free from any claims against the Lessor and all persons claiming under, by or through the Lessor.

       19.  [Intentionally deleted]

       20.  Allocations.

           (a) Unless otherwise agreed in writing, the allocation of all expenses and costs which, under the terms of this Sublease Agreement, are to be allocated based upon Tenant's share allocable to the Leased Space including without limitation real estate taxes, custodial maintenance costs, heating and ventilation, external maintenance costs such as grounds keeping, snow plowing and security, nonhazardous waste disposal, facility water, and all utility costs shall be allocated in accordance with paragraph (c) below. Both the Tenant and the Landlord agree to work jointly and share costs associated with separate metering of all utility costs.

           (b) Tenant's right to parking spaces, use of external common space and the allocation of utility services in the event of a limitation or rationing of availability thereof to the Premises shall likewise be allocated based upon Tenant's share allocable to the Leased Space in accordance with paragraph (c) below.

           (c) All allocations under this Sublease Agreement based upon Tenant's share allocable to the Leased Space shall be allocated on the basis of the percentage derived from a ratio having as its denominator 72,744 and as its numerator the number of square feet of space occupied by Tenant from time to time or dedicated to serving such space; 21,275 as of the Commencement Date. In the event that any portion of the interior or exterior common space is dedicated exclusively to the use of one of the parties, that party shall bear all expenses and costs with respect thereto.

       21. Arbitration. If any controversy shall arise relating to the provisions of this Sublease Agreement or the tenancy or other rights created hereby, and such dispute shall not be resolved by the parties within fifteen
(15) days after either party shall notify the other in writing of its desire to arbitrate the dispute, then the dispute shall be settled by arbitration. Such arbitration shall be conducted at Boston, Massachusetts, under the rules then obtaining of the American Arbitration Association. There shall be a board of three arbitrators, one appointed by the Lessor, one appointed by Tenant, and a third selected by the two so named. The arbitrators shall have no power to add to, subtract from or modify any of the terms or conditions of this Sublease Agreement. The award of the arbitrators shall be final and binding and conclusive on the parties, provided, however, that nothing herein contained shall limit Tenant's right to exercise the rights referred to in the last sentence of Section 14(a) hereof.

       22.  Enforcement, Amendment of Overlease.

           (a) Lessor covenants and agrees that it shall exercise its reasonable best efforts to enforce, and shall not waive its rights and privileges under any overlease in any case where the failure to enforce or the waiver of same would effect a termination of such overlease or otherwise materially and adversely affect Tenant's use, enjoyment, and quiet possession of the Leased Space and its rights and privileges under this Sublease Agreement. Lessor agrees to notify Tenant in writing promptly after receipt of same, of any claims or notices from the Owner or Lessor's Landlord asserting a default or breach by Lessor under the terms of the overlease. In the event that Lessor shall not have commenced the cure or remedy of any such alleged default or breach prior to the expiration of seventy five percent (75%) of the applicable grace period with respect thereto provided in the overlease, Tenant may, but shall not be required to cure or remedy such default or breach for the account of the Lessor and may recover from Lessor the reasonable costs incurred by Tenant in effecting any such cure or remedy, or may offset such costs against the next payment of Rental due to Lessor.

           (b) Lessor further covenants and agrees that it will not agree to any amendment or termination of the overlease where the effect thereof would be to directly or indirectly adversely and materially affect Tenant's use, enjoyment or quiet possession of the Leased Space or of its rights and privileges under the Sublease Agreement unless such amendment or termination is agreed to in writing by the Tenant.


       23.  General Provisions.

           (a) Words of any gender used herein shall be construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires;

           (b) The terms and provisions of this Sublease Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors, permitted assigns and legal representatives;

           (c) The headings used herein are for reference purposes only and do not affect the meaning or construction hereof;

           (d) This Sublease Agreement may not be altered or amended and no waiver of any of the provisions hereof shall be effective except by an instrument in writing signed by both parties hereto;

           (e) All notices, consents or demands hereunder shall be in writing and shall be delivered or mailed by Registered or Certified mail, postage paid, to the party to whom given at the address set forth above or at such other address as such party may specify in accordance with this clause;

           (f) If any provision of this Sublease Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Sublease Agreement shall not in any way be affected or impaired thereby;

           (g) This Sublease Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts;

           (h) Each of the parties represents and warrants to the other that it has not dealt with any broker or finder in connection with this Sublease Agreement and agrees to indemnify and hold the other harmless from and against any claims, liabilities or losses (including attorney's fees) arising out of a breach of this warranty;

           (i) Lessor and Tenant shall each have the right to contest in good faith the validity or amount of any tax, assessment, license fee, excise fee and other charge for which it is responsible under this Sublease Agreement provided that no contest by Tenant may be undertaken unless Tenant shall, upon Lessor's request, deposit with Lessor adequate and sufficient security against any loss or damage which may ensue or involve the reasonable possibility of forfeiture, sale, or disturbance of Lessor's interest in the Leased Space and that upon the final determination of any contest by Tenant, Tenant shall immediately pay and satisfy the amount found to be due, together with any costs, penalties and interest;

           (j) In any case where either party hereto is required to do any act, other than the making of any payment of Rental, the time for performance thereof shall be extended for a period equal to any delay caused by or resulting from any act of God, war, civil commotion, fire, casualty, labor difficulties, shortages of labor, materials or equipment, governmental regulations or other causes beyond such party's reasonable control, to the extent that the performance of such obligation was actually prevented thereby;

           (k) This instrument constitutes the entire agreement between the parties relating to the subject matter hereof and supersedes all prior negotiations, contracts or understandings; Tenant acknowledges that except for the provisions of Section 8 hereof, it has not been induced to enter into this Sublease Agreement based on any representations made by Lessor.

           (l) In the event that the Leased Space is untenantable for a period of three (3) or more consecutive days, a proportionate allowance shall be made to Tenant from the Rental corresponding to the time during which and to the position of the Leased Space of which Tenant was deprived. In the event that the Leased Space in untenantable for a period of thirty (30) or more consecutive days, Tenant may terminate this Sublease Agreement.

       24. Hazardous Waste. Tenant agrees that it shall not dispose of hazardous waste defined as such by any applicable law or ordinance, upon the Leased Space or the Premises. Tenant further agrees that it shall indemnify, defend and hold Lessor and Lessor's Landlord harmless of and from any breach of this covenant. Tenant shall include this provision in any sublease and the same shall be enforceable by and for the benefit of Lessor. For the purposes of this
Section 24, hazardous waste shall not be deemed to include general cleaning supplies or copier or printing supplies.

       25. Environmental and Safety. Tenant shall comply, and take all necessary actions to cause its operations on the Leased Space to comply, with all applicable federal, state and local requirements relating to the protection of public health, safety and welfare, and with all applicable environmental laws relating to the Premises, and shall indemnify Lessor's Landlord and Landlord from any and all costs, claims and liabilities related to the presence of toxic or hazardous substances in or on the Leased Space or the Premises caused by Tenant. Lessor and

Tenant further agree to reasonably cooperate with each other to assure the Leased Space complies with all applicable environmental and safety laws and regulations.

       26. Further Agreements. Lessor and Tenant agree not to take or omit (or permit to be taken or omitted) any action in violation of the terms and conditions of any overlease, including without limitation the 1985 Sublease, and Lessor and Tenant shall defend, indemnify and hold each other harmless from and against any and all claims, expenses, damages and liabilities (including reasonable attorney's fees) to which either may be subject by reason of any failure by the other to comply with any of the terms and conditions of any overlease and this Sublease.

       EXECUTED as of the date first herein above stated.

                                            METHODE MASSACHUSETTS, LLC

                                            By:
                                                  -----------------------------
                                            Name:
                                                  -----------------------------
                                            Title:
                                                  -----------------------------

                                            SPIRE CORPORATION

                                            By:
                                                  -----------------------------
                                            Name:
                                                  -----------------------------
                                            Title:
                                                  -----------------------------

                          COMMONWEALTH OF MASSACHUSETTS


____________, ss.

     On this ___ day of December 1999, before me appeared ____________________, who being duly sworn, did say that he is the _____________________________ of Spire Corporation and that the seal affixed to said instrument is the corporate seal of said corporation, and that said instrument was signed and sealed in behalf of said corporation by authority of its board of directors, and said _______________________________ acknowledged said instrument to be the free act and deed of said corporation.


[Notarial Seal]

                                         Notary Public:
                                                       ------------------------
                                         My Commission Expires:
                                                               ----------------

                          COMMONWEALTH OF MASSACHUSETTS


___________, ss.

     On this day of December 1999, before me appeared ______________________, who being duly sworn, did say that he is the _____________________________ of Methode Massachusetts, LLC, and that said instrument was signed and sealed in behalf of said limited liability company by authority of its management acting pursuant to its governing documents, and said _______________________________ acknowledged said instrument to be the free act and deed of said limited liability company.


[Notarial Seal]

                                         Notary Public:
                                                       ------------------------
                                         My Commission Expires:
                                                               ----------------

                                    EXHIBIT A

                           DESCRIPTION OF THE PREMISES

The Premises contain a total of 14.4 acres and is comprised of the following parcels of land:

1. That certain parcel of land on the Westerly side of Wiggins Avenue in Bedford, Middlesex County, Massachusetts, being shown as Parcels C & D on a plan entitled "Plan of Land in Bedford, Mass. Owned by Moore & MacLeod" drawn by Joseph W. Moore Inc., dated November 27, 1968, and recorded in the Middlesex South District Registry of Deeds in Book 11622, Page 408, containing together 6.27 acres.

     Being the Premises conveyed to SPI-Trust by deed of James M. Fiore, dated August 11, 1978, and recorded with said deeds in Book 13513, Page 256.

2. That certain parcel of land on the westerly side of said Wiggins Avenue being shown as Parcel B on a plan entitled "Plan of Land in Bedford, Mass. owned by Moore & MacLeod" drawn by Joseph W. Moore, Inc., dated Oct. 21, 1967, and recorded with Middlesex South District Registry of Deeds in Plan Book 11450 as Plan 109 and bounded and described as follows:

        NORTHWESTERLY by Wiggins Avenue, as shown on said plan, 179.08 feet; SOUTHEASTERLY by land of Griffith Realty Trust, as shown on said plan,
        608.30 feet; SOUTHWESTERLY by Parcel A, as shown on said plan, 408.95 feet; NORTHWESTERLY by Parcel A, as shown on said plan, 597.61 feet; and NORTHEASTERLY by Parcel A, as shown on said plan, 42.01 feet.

     Containing an area of 4.135 acres, according to said plan.

     Being the premises conveyed to SPI-Trust by deed of Edmund H. Carnevale, Charles A. Ziegler and David Chleck, dated April 30, 1976, and recorded with said Deeds in Book 12970, Page 629.

3. That certain parcel of land on the Westerly side of said Wiggins avenue, being shown as Parcel E on a plan entitled "Plan of Land in Bedford, Mass. Owned by Moore & MacLeod" drawn by Joseph W. Moore, Inc., dated November 27, 1968, and recorded in the Middlesex South District Registry of Deeds in Book 11622, Page 408, containing 4.03 acres.

     Being the Premises conveyed to Roger G. Little, Trustee of SPI-Trust by deed of Saint John's Preparatory School, dated December 10, 1982 and recorded with said Deeds in Book 14818, Page 412.

                                    EXHIBIT B

                           DESCRIPTION OF LEASED SPACE

       The Leased Space shall include the 21,275 square feet of space indicated in the attached, comprising an aggregate of 21,275 out of a total of 72,744 square feet.

                                 NOTICE OF LEASE

LESSOR:                          Spire Corporation
                                 One Patriots Park
                                 Bedford, MA  01730-2396


TENANT:                          Methode Massachusetts, LLC
                                 7444 West Wilson Avenue
                                 Chicago, Illinois 60656-4549

PREMISES:                        Approximately 21,275 square feet of
                                 the buildings located on premises
                                 situated in Bedford, Middlesex
                                 County, Massachusetts, located on the
                                 Westerly side of Wiggins Avenue,
                                 known as Patriots Park, bounded and
                                 described as set forth in Exhibit A
                                 hereto.

EXECUTION DATE:                  December 29, 1999

COMMENCEMENT DATE:               December 30, 1999

TERM:                            From December 30, 1999 until November 30, 2005

ADDITIONAL PROVISIONS:           N/A

WITNESS the execution under seal as of this 29th day of December 1999.

TENANT:                                     LESSOR:
METHODE MASSACHUSETTS, LLC                  SPIRE CORPORATION


By:                                         By:
      -----------------------                     ----------------------
Name:                                       Name:
      -----------------------                     ----------------------
Title:                                      Title:
      -----------------------                     ----------------------